Issuer Free Writing Prospectus

Filed pursuant to Rule 433(d)

Registration No. 333-194685-01

January 12, 2016

American Airlines, Inc. (“American”)

2016-1 Pass Through Trusts

Pass Through Certificates, Series 2016-1

American is increasing the size of the 2016-1 EETC transaction in order to finance two additional Airbus A321-231 aircraft and two additional Boeing 787-8 aircraft (collectively, the “Additional Aircraft”). This free writing prospectus sets forth the corresponding material changes to American’s Preliminary Prospectus Supplement, dated January 12, 2016 (the “Supplement”), relating to the Certificates referred to below and should be read together with the Supplement and the accompanying Prospectus dated March 19, 2014. This free writing prospectus sets forth the principal amortization schedules and the loan to value ratio tables for the Equipment Notes related to the additional Airbus A321-231 aircraft and Boeing 787-8 aircraft. The information herein supersedes any inconsistent information set forth in the Supplement.

Aircraft to be Financed:	Twenty-two total Aircraft, consisting of (a) all eleven Airbus A321-231 aircraft described in the Supplement, including the two additional Airbus A321-231 aircraft described in Appendix III to the Supplement, (b) the six Boeing 737-823 aircraft described in the Supplement, (c) the Boeing 777-323ER aircraft described in the Supplement and (d) all four Boeing 787-8 aircraft described in the Supplement, including the two additional Boeing 787-8 aircraft described in Appendix III to the Supplement.

Aggregate Appraised Aircraft Value:	$1,498,394,465

Aggregate Face Amount of Class AA Certificates, Class A Certificates and Class B Certificates:	$1,074,350,000

Securities:	Class AA Pass Through Certificates, Series 2016-1 (“Class AA Certificates”)	Class A Pass Through Certificates, Series 2016-1 (“Class A Certificates”)	Class B Pass Through Certificates, Series 2016-1 (“Class B Certificates”)

Face Amount:	$584,374,000	$262,218,000	$227,758,000

Initial LTV (cumulative) (1)(2):	39.0%	56.5%	71.7%

Highest LTV (cumulative) (2):	39.5%	57.2%	72.6%

(1)	Determined as of the Issuance Date.
(2)	See “Loan to Value Ratios” below.

Equipment Notes and the Aircraft

The Trusts are expected to hold Equipment Notes issued for, and secured by, each of 22 aircraft: (a) eleven Airbus A321-231 aircraft delivered new to American from September 2014 to June 2015, (b) six Boeing 737-823 aircraft delivered new to American from September 2015 to December 2015, (c) one Boeing 777-323ER aircraft delivered new to American in October 2015 and (d) four Boeing 787-8 aircraft delivered new to American from April 2015 to December 2015 (each such aircraft, an “Aircraft”, and, collectively, the “Aircraft”).

Each of the Aircraft is owned and operated by American. See “Description of the Aircraft and the Appraisals” for a description of each Aircraft. Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and each of the Aircraft expected to secure such Equipment Notes.

On and subject to the terms and conditions of the Note Purchase Agreement and the forms of financing agreements attached to the Note Purchase Agreement, American will enter into a secured debt financing with respect to each Aircraft the Issuance Date.

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Month of Delivery	Initial Principal Amount of Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes	Appraised Value(1)	Latest Equipment Note Maturity Date
Airbus A321-231	N912UY	6264	September 2014	$35,605,000	$49,658,012	January 15, 2028
Airbus A321-231	N916US	6420	January 2015	$36,750,000	$51,255,010	January 15, 2028
Airbus A321-231	N917UY	6427	January 2015	$36,760,000	$51,269,108	January 15, 2028
Airbus A321-231	N918US	6443	February 2015	$36,853,000	$51,399,224	January 15, 2028
Airbus A321-231	N920US	6490	February 2015	$37,012,000	$51,620,060	January 15, 2028
Airbus A321-231	N922US	6537	April 2015	$37,326,000	$52,057,915	January 15, 2028
Airbus A321-231	N923US	6543	April 2015	$37,320,000	$52,050,001	January 15, 2028
Airbus A321-231	N921US	6523	April 2015	$37,297,000	$52,018,243	January 15, 2028
Airbus A321-231	N924US	6569	April 2015	$37,425,000	$52,196,633	January 15, 2028
Airbus A321-231	N925UY	6613	June 2015	$37,566,000	$52,393,533	January 15, 2028
Airbus A321-231(2)	N927UW	6625	June 2015	$37,566,000	$52,393,533	January 15, 2028
Boeing 737-823	N977NN	31225	September 2015	$33,343,000	$46,503,477	January 15, 2028
Boeing 737-823	N978NN	31226	September 2015	$33,462,000	$46,670,000	January 15, 2028
Boeing 737-823	N979NN	31228	October 2015	$33,699,000	$47,000,000	January 15, 2028
Boeing 737-823	N980NN	31229	November 2015	$33,699,000	$47,000,000	January 15, 2028
Boeing 737-823	N981NN	31230	November 2015	$33,699,000	$47,000,000	January 15, 2028
Boeing 737-823	N982NN	31231	December 2015	$33,850,000	$47,210,000	January 15, 2028
Boeing 777-323ER(3)	N734AR	31480	October 2015	$116,097,000	$161,920,000	January 15, 2028
Boeing 787-8(3)	N805AN	40623	April 2015	$84,840,000	$118,326,382	January 15, 2028
Boeing 787-8(3)	N810AN	40628	September 2015	$87,775,000	$122,420,000	January 15, 2028
Boeing 787-8(3)	N811AB	40629	November 2015	$88,086,000	$122,853,333	January 15, 2028
Boeing 787-8(3)	N812AA	40630	December 2015	$88,320,000	$123,180,000	January 15, 2028

Total:				$1,074,350,000	$1,498,394,465

(1)	The appraised value of each Aircraft set forth above is the lesser of the average and median appraised value of such Aircraft as appraised by three independent appraisal and consulting firms (Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“mba,” and together with AISI and BK, the “Appraisers”)). In the case of each Aircraft owned by American as of the respective dates of the appraisals, such appraisals indicate the appraised base value of such Aircraft, adjusted for the maintenance status of such Aircraft at or around the time of the related appraisal (except as described in footnote (2) below with respect to the Airbus A321-231 aircraft bearing registration number N927UW), and in the case of each Aircraft not yet delivered to American as of the respective dates of the appraisals, such appraisals indicate the appraised base value projected as of its scheduled delivery month at the time of the related appraisal. The AISI appraisal is dated December 22, 2015, the BK appraisal is dated December 17, 2015 and the mba appraisal is dated December 30, 2015. The Appraisers based their appraisals on varying assumptions (which may not reflect current market conditions) and methodologies. See “Description of the Aircraft and the Appraisals—The Appraisals.” An appraisal is only an estimate of value and you should not rely on any appraisal as a measure of realizable value. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	Because maintenance status data with respect to this aircraft was not readily available as of the dates of the appraisals, the appraised value of this aircraft was determined on the assumption that the maintenance status of this aircraft is substantially similar to the maintenance status of the other Airbus A321-231 aircraft of a similar age that are eligible to be financed pursuant to this offering.
(3)	This aircraft is approved for Extended-range Twin-engine Operations (“ETOPs”).

Loan to Aircraft Value Ratios

The following table provides loan to Aircraft value ratios (“LTVs”) for each class of Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table is not a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based upon one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

We compiled the following table on an aggregate basis. However, the Equipment Notes issued under an Indenture are entitled only to certain specified cross-collateralization provisions as described under “Description of the Equipment Notes—Security.” The relevant LTVs in a default situation for the Equipment Notes issued under a particular Indenture would depend on various factors, including the extent to which the debtor or trustee in bankruptcy agrees to perform American’s obligations under the Indentures. Therefore, the following aggregate LTVs are presented for illustrative purposes only and should not be interpreted as indicating the degree of cross-collateralization available to the holders of the Certificates.

		Pool Balance(2)			LTV(3)
Date	Aggregate Assumed Aircraft Value (1)	Class AA Certificates	Class A Certificates	Class B Certificates	Class AA Certificates	Class A Certificates	Class B Certificates
At Issuance	$1,498,394,465	$584,374,000	$262,218,000	$227,758,000	39.0%	56.5%	71.7%
July 15, 2016	1,475,555,807	582,942,143	261,420,718	227,028,779	39.5%	57.2%	72.6%
January 15, 2017	1,452,717,148	569,594,488	255,452,006	214,837,905	39.2%	56.8%	71.6%
July 15, 2017	1,429,878,489	556,086,335	249,441,471	202,443,769	38.9%	56.3%	70.5%
January 15, 2018	1,407,039,831	542,375,016	243,364,022	191,460,604	38.5%	55.8%	69.5%
July 15, 2018	1,384,201,172	528,493,860	237,137,529	180,890,282	38.2%	55.3%	68.4%
January 15, 2019	1,361,362,514	514,613,209	230,910,838	170,458,905	37.8%	54.8%	67.3%
July 15, 2019	1,338,523,855	500,733,062	224,683,983	161,159,885	37.4%	54.2%	66.2%
January 15, 2020	1,315,685,196	486,853,459	218,456,929	150,966,769	37.0%	53.6%	65.1%
July 15, 2020	1,292,846,538	472,974,426	212,229,640	140,914,328	36.6%	53.0%	63.9%
January 15, 2021	1,270,007,879	459,096,010	206,002,161	130,279,243	36.1%	52.4%	62.6%
July 15, 2021	1,247,169,221	445,218,222	199,774,432	119,731,937	35.7%	51.7%	61.3%
January 15, 2022	1,224,330,562	431,341,117	193,546,433	115,320,006	35.2%	51.0%	60.5%
July 15, 2022	1,201,491,903	417,464,720	187,318,200	110,989,225	34.7%	50.3%	59.6%
January 15, 2023	1,178,653,245	403,589,084	181,089,657	105,445,493	34.2%	49.6%	58.6%
July 15, 2023	1,155,814,586	389,714,236	174,860,820	97,662,080	33.7%	48.8%	57.3%
January 15, 2024	1,132,975,928	375,840,241	168,631,669	—	33.2%	48.1%	0.0%
July 15, 2024	1,110,137,269	361,967,161	162,402,161	—	32.6%	47.2%	0.0%
January 15, 2025	1,087,298,610	348,095,014	156,172,297	—	32.0%	46.4%	0.0%
July 15, 2025	1,064,459,952	334,223,882	149,942,026	—	31.4%	45.5%	0.0%
January 15, 2026	1,041,621,293	320,353,848	143,717,433	—	30.8%	44.6%	0.0%
July 15, 2026	1,018,782,635	306,484,963	137,497,960	—	30.1%	43.6%	0.0%
January 15, 2027	995,943,976	292,627,556	131,277,925	—	29.4%	42.6%	0.0%
July 15, 2027	973,105,317	278,308,120	125,591,406	—	28.6%	41.5%	0.0%
January 15, 2028	950,266,659	—	—	—	0.0%	0.0%	0.0%

(1)	In calculating the aggregate Assumed Aircraft Value, we assumed that the appraised value of each Aircraft determined as described under “Description of the Aircraft and the Appraisals” declines in accordance with the Depreciation Assumption described under “Description of the Equipment Notes—Loan to Value Ratios of Equipment Notes.” Other rates or methods of depreciation could result in materially different LTVs. We cannot assure you that the depreciation rate and method assumed for purposes of the above table are the ones most likely to occur or predict the actual future value of any Aircraft. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”
(2)	The “pool balance” for each class of Certificates indicates, as of any date, after giving effect to any principal distributions expected to be made on such date, the portion of the original face amount of such class of Certificates that has not been distributed to Certificateholders.
(3)	We obtained the LTVs for each class of Certificates for each Regular Distribution Date by dividing (i) the expected outstanding pool balance of such Class (together, in the case of the Class A Certificates, with the expected outstanding pool balance of the Class AA Certificates, and in the case of the Class B Certificates, with the expected outstanding pool balance of the Class AA Certificates plus the expected outstanding pool balance of the Class A Certificates) after giving effect to the principal distributions expected to be made on such date, by (ii) the aggregate Assumed Aircraft Value of all of the Aircraft expected to be included in the collateral pool on such date based on the assumptions described above. The outstanding pool balances and LTVs for any date will change if, among other things, any Equipment Notes are redeemed or purchased or if a default in payment on any Equipment Notes occurs.

Assumed Amortization Schedule and Resulting Pool Factors

The following table sets forth the expected aggregate principal amortization schedule (the “Assumed Amortization Schedule”) for the Equipment Notes held in each Trust and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from the Assumed Amortization Schedule because the scheduled distribution of principal payments for any Trust may be affected if, among other things, any Equipment Notes held in such Trust are redeemed or purchased or if a default in payment on any Equipment Note occurs.

	Class AA		Class A		Class B
Date	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000	$0.00	1.0000000	$0.00	1.0000000
July 15, 2016	1,431,857.00	0.9975498	797,282.00	0.9969595	729,221.00	0.9967983
January 15, 2017	13,347,655.00	0.9747088	5,968,712.00	0.9741971	12,190,874.00	0.9432727
July 15, 2017	13,508,153.00	0.9515932	6,010,535.00	0.9512752	12,394,136.00	0.8888547
January 15, 2018	13,711,319.00	0.9281300	6,077,449.00	0.9280981	10,983,165.00	0.8406317
July 15, 2018	13,881,156.00	0.9043761	6,226,493.00	0.9043526	10,570,322.00	0.7942214
January 15, 2019	13,880,651.00	0.8806230	6,226,691.00	0.8806064	10,431,377.00	0.7484212
July 15, 2019	13,880,147.00	0.8568709	6,226,855.00	0.8568595	9,299,020.00	0.7075926
January 15, 2020	13,879,603.00	0.8331196	6,227,054.00	0.8331119	10,193,116.00	0.6628385
July 15, 2020	13,879,033.00	0.8093694	6,227,289.00	0.8093634	10,052,441.00	0.6187020
January 15, 2021	13,878,416.00	0.7856202	6,227,479.00	0.7856141	10,635,085.00	0.5720073
July 15, 2021	13,877,788.00	0.7618721	6,227,729.00	0.7618639	10,547,306.00	0.5256981
January 15, 2022	13,877,105.00	0.7381251	6,227,999.00	0.7381127	4,411,931.00	0.5063269
July 15, 2022	13,876,397.00	0.7143794	6,228,233.00	0.7143606	4,330,781.00	0.4873121
January 15, 2023	13,875,636.00	0.6906349	6,228,543.00	0.6906073	5,543,732.00	0.4629716
July 15, 2023	13,874,848.00	0.6668918	6,228,837.00	0.6668528	7,783,413.00	0.4287976
January 15, 2024	13,873,995.00	0.6431502	6,229,151.00	0.6430972	97,662,080.00	0.0000000
July 15, 2024	13,873,080.00	0.6194101	6,229,508.00	0.6193402	0.00	0.0000000
January 15, 2025	13,872,147.00	0.5956716	6,229,864.00	0.5955819	0.00	0.0000000
July 15, 2025	13,871,132.00	0.5719349	6,230,271.00	0.5718220	0.00	0.0000000
January 15, 2026	13,870,034.00	0.5482000	6,224,593.00	0.5480838	0.00	0.0000000
July 15, 2026	13,868,885.00	0.5244671	6,219,473.00	0.5243651	0.00	0.0000000
January 15, 2027	13,857,407.00	0.5007539	6,220,035.00	0.5006442	0.00	0.0000000
July 15, 2027	14,319,436.00	0.4762500	5,686,519.00	0.4789580	0.00	0.0000000
January 15, 2028	278,308,120.00	0.0000000	125,591,406.00	0.0000000	0.00	0.0000000

Principal Payments

Scheduled principal payments on the issued and outstanding Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes will be made on January 15 and July 15 in certain years, commencing on July 15, 2016 and ending on January 15, 2028, in the case of the Series AA Equipment Notes and the Series A Equipment Notes, and January 15, 2024, in the case of the Series B Equipment Notes. The original principal amount and principal amortization schedule for each series of Equipment Notes issued with respect to each Additional Aircraft will be as set forth in the table below for that Aircraft. See “Description of the Certificates—Pool Factors” for a discussion of the Scheduled Payments of principal of the Equipment Notes and possible revisions thereto.

Airbus A321-231

N924US

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$20,357,000.00	$0.00	$9,134,000.00	$0.00	$7,934,000.00
July 15, 2016	0.00	20,357,000.00	0.00	9,134,000.00	0.00	7,934,000.00
January 15, 2017	479,000.00	19,878,000.00	216,000.00	8,918,000.00	439,000.00	7,495,000.00
July 15, 2017	484,696.00	19,393,304.00	216,842.00	8,701,158.00	427,514.00	7,067,486.00
January 15, 2018	484,349.00	18,908,955.00	217,334.00	8,483,824.00	380,838.00	6,686,648.00
July 15, 2018	484,315.00	18,424,640.00	217,322.00	8,266,502.00	377,962.00	6,308,686.00
January 15, 2019	484,280.00	17,940,360.00	217,307.00	8,049,195.00	375,083.00	5,933,603.00
July 15, 2019	484,245.00	17,456,115.00	217,289.00	7,831,906.00	330,509.00	5,603,094.00
January 15, 2020	484,207.00	16,971,908.00	217,273.00	7,614,633.00	329,047.00	5,274,047.00
July 15, 2020	484,168.00	16,487,740.00	217,254.00	7,397,379.00	327,585.00	4,946,462.00
January 15, 2021	484,125.00	16,003,615.00	217,235.00	7,180,144.00	398,422.00	4,548,040.00
July 15, 2021	484,081.00	15,519,534.00	217,216.00	6,962,928.00	407,763.00	4,140,277.00
January 15, 2022	484,033.00	15,035,501.00	217,196.00	6,745,732.00	129,634.00	4,010,643.00
July 15, 2022	483,985.00	14,551,516.00	217,172.00	6,528,560.00	116,554.00	3,894,089.00
January 15, 2023	483,932.00	14,067,584.00	217,150.00	6,311,410.00	196,335.00	3,697,754.00
July 15, 2023	483,877.00	13,583,707.00	217,125.00	6,094,285.00	299,843.00	3,397,911.00
January 15, 2024	483,818.00	13,099,889.00	217,098.00	5,877,187.00	3,397,911.00	0.00
July 15, 2024	483,755.00	12,616,134.00	217,071.00	5,660,116.00	0.00	0.00
January 15, 2025	483,690.00	12,132,444.00	217,040.00	5,443,076.00	0.00	0.00
July 15, 2025	483,619.00	11,648,825.00	217,010.00	5,226,066.00	0.00	0.00
January 15, 2026	483,544.00	11,165,281.00	216,975.00	5,009,091.00	0.00	0.00
July 15, 2026	483,464.00	10,681,817.00	216,940.00	4,792,151.00	0.00	0.00
January 15, 2027	483,379.00	10,198,438.00	216,901.00	4,575,250.00	0.00	0.00
July 15, 2027	498,873.00	9,699,565.00	198,151.00	4,377,099.00	0.00	0.00
January 15, 2028	9,699,565.00	0.00	4,377,099.00	0.00	0.00	0.00

N925UY

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$20,433,000.00	$0.00	$9,169,000.00	$0.00	$7,964,000.00
July 15, 2016	0.00	20,433,000.00	0.00	9,169,000.00	0.00	7,964,000.00
January 15, 2017	480,000.00	19,953,000.00	217,000.00	8,952,000.00	441,000.00	7,523,000.00
July 15, 2017	486,539.00	19,466,461.00	218,019.00	8,733,981.00	428,854.00	7,094,146.00
January 15, 2018	486,176.00	18,980,285.00	218,155.00	8,515,826.00	382,274.00	6,711,872.00
July 15, 2018	486,142.00	18,494,143.00	218,141.00	8,297,685.00	379,388.00	6,332,484.00
January 15, 2019	486,108.00	18,008,035.00	218,125.00	8,079,560.00	376,499.00	5,955,985.00
July 15, 2019	486,071.00	17,521,964.00	218,110.00	7,861,450.00	331,754.00	5,624,231.00
January 15, 2020	486,034.00	17,035,930.00	218,092.00	7,643,358.00	330,289.00	5,293,942.00
July 15, 2020	485,994.00	16,549,936.00	218,074.00	7,425,284.00	328,821.00	4,965,121.00
January 15, 2021	485,951.00	16,063,985.00	218,055.00	7,207,229.00	399,924.00	4,565,197.00
July 15, 2021	485,907.00	15,578,078.00	218,035.00	6,989,194.00	409,302.00	4,155,895.00
January 15, 2022	485,860.00	15,092,218.00	218,015.00	6,771,179.00	130,122.00	4,025,773.00
July 15, 2022	485,810.00	14,606,408.00	217,991.00	6,553,188.00	116,995.00	3,908,778.00
January 15, 2023	485,757.00	14,120,651.00	217,970.00	6,335,218.00	197,075.00	3,711,703.00
July 15, 2023	485,703.00	13,634,948.00	217,943.00	6,117,275.00	300,974.00	3,410,729.00
January 15, 2024	485,643.00	13,149,305.00	217,917.00	5,899,358.00	3,410,729.00	0.00
July 15, 2024	485,580.00	12,663,725.00	217,890.00	5,681,468.00	0.00	0.00
January 15, 2025	485,514.00	12,178,211.00	217,859.00	5,463,609.00	0.00	0.00
July 15, 2025	485,444.00	11,692,767.00	217,828.00	5,245,781.00	0.00	0.00
January 15, 2026	485,368.00	11,207,399.00	217,794.00	5,027,987.00	0.00	0.00
July 15, 2026	485,288.00	10,722,111.00	217,758.00	4,810,229.00	0.00	0.00
January 15, 2027	485,202.00	10,236,909.00	217,719.00	4,592,510.00	0.00	0.00
July 15, 2027	500,754.00	9,736,155.00	198,900.00	4,393,610.00	0.00	0.00
January 15, 2028	9,736,155.00	0.00	4,393,610.00	0.00	0.00	0.00

Boeing 787-8

N811AB

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$47,913,000.00	$0.00	$21,499,000.00	$0.00	$18,674,000.00
July 15, 2016	0.00	47,913,000.00	0.00	21,499,000.00	0.00	18,674,000.00
January 15, 2017	1,106,000.00	46,807,000.00	498,000.00	21,001,000.00	1,025,000.00	17,649,000.00
July 15, 2017	1,128,903.00	45,678,097.00	506,691.00	20,494,309.00	1,002,570.00	16,646,430.00
January 15, 2018	1,129,469.00	44,548,628.00	506,811.00	19,987,498.00	892,995.00	15,753,435.00
July 15, 2018	1,129,606.00	43,419,022.00	506,877.00	19,480,621.00	886,552.00	14,866,883.00
January 15, 2019	1,129,752.00	42,289,270.00	506,944.00	18,973,677.00	880,111.00	13,986,772.00
July 15, 2019	1,129,908.00	41,159,362.00	507,009.00	18,466,668.00	775,369.00	13,211,403.00
January 15, 2020	1,130,070.00	40,029,292.00	507,084.00	17,959,584.00	772,239.00	12,439,164.00
July 15, 2020	1,130,242.00	38,899,050.00	507,161.00	17,452,423.00	769,120.00	11,670,044.00
January 15, 2021	1,130,420.00	37,768,630.00	507,240.00	16,945,183.00	936,640.00	10,733,404.00
July 15, 2021	1,130,610.00	36,638,020.00	507,327.00	16,437,856.00	959,169.00	9,774,235.00
January 15, 2022	1,130,810.00	35,507,210.00	507,417.00	15,930,439.00	302,867.00	9,471,368.00
July 15, 2022	1,131,022.00	34,376,188.00	507,510.00	15,422,929.00	272,056.00	9,199,312.00
January 15, 2023	1,131,246.00	33,244,942.00	507,612.00	14,915,317.00	460,667.00	8,738,645.00
July 15, 2023	1,131,482.00	32,113,460.00	507,719.00	14,407,598.00	705,589.00	8,033,056.00
January 15, 2024	1,131,733.00	30,981,727.00	507,832.00	13,899,766.00	8,033,056.00	0.00
July 15, 2024	1,131,998.00	29,849,729.00	507,951.00	13,391,815.00	0.00	0.00
January 15, 2025	1,132,284.00	28,717,445.00	508,076.00	12,883,739.00	0.00	0.00
July 15, 2025	1,132,584.00	27,584,861.00	508,214.00	12,375,525.00	0.00	0.00
January 15, 2026	1,132,904.00	26,451,957.00	508,359.00	11,867,166.00	0.00	0.00
July 15, 2026	1,133,247.00	25,318,710.00	508,510.00	11,358,656.00	0.00	0.00
January 15, 2027	1,133,612.00	24,185,098.00	508,674.00	10,849,982.00	0.00	0.00
July 15, 2027	1,170,983.00	23,014,115.00	464,460.00	10,385,522.00	0.00	0.00
January 15, 2028	23,014,115.00	0.00	10,385,522.00	0.00	0.00	0.00

N812AA

	Series AA		Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
At Issuance	$0.00	$48,040,000.00	$0.00	$21,557,000.00	$0.00	$18,723,000.00
July 15, 2016	0.00	48,040,000.00	0.00	21,557,000.00	0.00	18,723,000.00
January 15, 2017	1,108,000.00	46,932,000.00	500,000.00	21,057,000.00	1,028,000.00	17,695,000.00
July 15, 2017	1,132,445.00	45,799,555.00	508,196.00	20,548,804.00	1,004,308.00	16,690,692.00
January 15, 2018	1,132,472.00	44,667,083.00	508,160.00	20,040,644.00	895,369.00	15,795,323.00
July 15, 2018	1,132,610.00	43,534,473.00	508,224.00	19,532,420.00	888,909.00	14,906,414.00
January 15, 2019	1,132,756.00	42,401,717.00	508,292.00	19,024,128.00	882,451.00	14,023,963.00
July 15, 2019	1,132,912.00	41,268,805.00	508,358.00	18,515,770.00	777,430.00	13,246,533.00
January 15, 2020	1,133,075.00	40,135,730.00	508,432.00	18,007,338.00	774,293.00	12,472,240.00
July 15, 2020	1,133,247.00	39,002,483.00	508,509.00	17,498,829.00	771,166.00	11,701,074.00
January 15, 2021	1,133,426.00	37,869,057.00	508,589.00	16,990,240.00	939,130.00	10,761,944.00
July 15, 2021	1,133,617.00	36,735,440.00	508,675.00	16,481,565.00	961,720.00	9,800,224.00
January 15, 2022	1,133,817.00	35,601,623.00	508,766.00	15,972,799.00	303,672.00	9,496,552.00
July 15, 2022	1,134,029.00	34,467,594.00	508,860.00	15,463,939.00	272,779.00	9,223,773.00
January 15, 2023	1,134,253.00	33,333,341.00	508,963.00	14,954,976.00	461,892.00	8,761,881.00
July 15, 2023	1,134,491.00	32,198,850.00	509,069.00	14,445,907.00	707,465.00	8,054,416.00
January 15, 2024	1,134,743.00	31,064,107.00	509,181.00	13,936,726.00	8,054,416.00	0.00
July 15, 2024	1,135,008.00	29,929,099.00	509,301.00	13,427,425.00	0.00	0.00
January 15, 2025	1,135,294.00	28,793,805.00	509,429.00	12,917,996.00	0.00	0.00
July 15, 2025	1,135,596.00	27,658,209.00	509,565.00	12,408,431.00	0.00	0.00
January 15, 2026	1,135,917.00	26,522,292.00	509,709.00	11,898,722.00	0.00	0.00
July 15, 2026	1,136,260.00	25,386,032.00	509,863.00	11,388,859.00	0.00	0.00
January 15, 2027	1,136,626.00	24,249,406.00	510,027.00	10,878,832.00	0.00	0.00
July 15, 2027	1,174,097.00	23,075,309.00	465,695.00	10,413,137.00	0.00	0.00
January 15, 2028	23,075,309.00	0.00	10,413,137.00	0.00	0.00	0.00

Loan to Value Ratio Tables

The following tables set forth the loan to Aircraft value ratios for the Series AA Equipment Notes, Series A Equipment Notes and Series B Equipment Notes issued in respect of each Additional Aircraft to be financed pursuant to this offering as of the Issuance Date and each Regular Distribution Date thereafter.

The LTVs for each Regular Distribution Date listed in such tables were obtained by dividing (i) the outstanding principal amount (assuming no payment default, purchase or early redemption) of such Equipment Notes, plus in the case of the Series A Equipment Notes, the outstanding balance of the Series AA Equipment Notes assumed to be issued and outstanding under the relevant Indenture, plus, in the case of the Series B Equipment Notes, the outstanding balance of the Series AA Equipment Notes and the Series A Equipment Notes assumed to be issued and outstanding under the relevant Indenture, determined, in each case, immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the Assumed Aircraft Value on such Regular Distribution Date, calculated based on the Depreciation Assumption, of the Aircraft with respect to which such Equipment Notes were assumed to be issued and outstanding. See “Description of the Aircraft and the Appraisals—The Appraisals” and “Description of the Equipment Notes—Security—Loan to Value Ratios of Equipment Notes.”

The Depreciation Assumption contemplates that the Assumed Aircraft Value of each Aircraft depreciates annually by approximately 3% of the appraised value at delivery per year for the first 15 years after delivery of such Aircraft by the manufacturer, by approximately 4% per year thereafter for the next five years and by approximately 5% each year after that. With respect to each Aircraft, the appraised value at delivery of such Aircraft is the theoretical value that, when depreciated from the initial delivery of such Aircraft by the manufacturer in accordance with the Depreciation Assumption, results in the appraised value of such Aircraft specified under “Prospectus Supplement Summary—Equipment Notes and the Aircraft” and “Description of the Aircraft and the Appraisals—The Appraisals.”

Other rates or methods of depreciation could result in materially different LTVs, and no assurance can be given (i) that the depreciation rate and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely LTVs, but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risks Relating to the Certificates and the Offering—Appraisals should not be relied upon as a measure of realizable value of the Aircraft.”

Airbus A321-231

N924US

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$52,196,633.33	$20,357,000.00	39.0%	$9,134,000.00	56.5%	$7,934,000.00	71.7%
July 15, 2016	51,401,760.74	20,357,000.00	39.6%	9,134,000.00	57.4%	7,934,000.00	72.8%
January 15, 2017	50,606,888.15	19,878,000.00	39.3%	8,918,000.00	56.9%	7,495,000.00	71.7%
July 15, 2017	49,812,015.56	19,393,304.00	38.9%	8,701,158.00	56.4%	7,067,486.00	70.6%
January 15, 2018	49,017,142.97	18,908,955.00	38.6%	8,483,824.00	55.9%	6,686,648.00	69.5%
July 15, 2018	48,222,270.39	18,424,640.00	38.2%	8,266,502.00	55.4%	6,308,686.00	68.4%
January 15, 2019	47,427,397.80	17,940,360.00	37.8%	8,049,195.00	54.8%	5,933,603.00	67.3%
July 15, 2019	46,632,525.21	17,456,115.00	37.4%	7,831,906.00	54.2%	5,603,094.00	66.2%
January 15, 2020	45,837,652.62	16,971,908.00	37.0%	7,614,633.00	53.6%	5,274,047.00	65.1%
July 15, 2020	45,042,780.03	16,487,740.00	36.6%	7,397,379.00	53.0%	4,946,462.00	64.0%
January 15, 2021	44,247,907.44	16,003,615.00	36.2%	7,180,144.00	52.4%	4,548,040.00	62.7%
July 15, 2021	43,453,034.85	15,519,534.00	35.7%	6,962,928.00	51.7%	4,140,277.00	61.3%
January 15, 2022	42,658,162.26	15,035,501.00	35.2%	6,745,732.00	51.1%	4,010,643.00	60.5%
July 15, 2022	41,863,289.68	14,551,516.00	34.8%	6,528,560.00	50.4%	3,894,089.00	59.7%
January 15, 2023	41,068,417.09	14,067,584.00	34.3%	6,311,410.00	49.6%	3,697,754.00	58.6%
July 15, 2023	40,273,544.50	13,583,707.00	33.7%	6,094,285.00	48.9%	3,397,911.00	57.3%
January 15, 2024	39,478,671.91	13,099,889.00	33.2%	5,877,187.00	48.1%	0.00	0.0%
July 15, 2024	38,683,799.32	12,616,134.00	32.6%	5,660,116.00	47.2%	0.00	0.0%
January 15, 2025	37,888,926.73	12,132,444.00	32.0%	5,443,076.00	46.4%	0.00	0.0%
July 15, 2025	37,094,054.14	11,648,825.00	31.4%	5,226,066.00	45.5%	0.00	0.0%
January 15, 2026	36,299,181.55	11,165,281.00	30.8%	5,009,091.00	44.6%	0.00	0.0%
July 15, 2026	35,504,308.97	10,681,817.00	30.1%	4,792,151.00	43.6%	0.00	0.0%
January 15, 2027	34,709,436.38	10,198,438.00	29.4%	4,575,250.00	42.6%	0.00	0.0%
July 15, 2027	33,914,563.79	9,699,565.00	28.6%	4,377,099.00	41.5%	0.00	0.0%
January 15, 2028	33,119,691.20	0.00	0.0%	0.00	0.0%	0.00	0.0%

N925UY

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$52,393,532.99	$20,433,000.00	39.0%	$9,169,000.00	56.5%	$7,964,000.00	71.7%
July 15, 2016	51,595,661.93	20,433,000.00	39.6%	9,169,000.00	57.4%	7,964,000.00	72.8%
January 15, 2017	50,797,790.87	19,953,000.00	39.3%	8,952,000.00	56.9%	7,523,000.00	71.7%
July 15, 2017	49,999,919.81	19,466,461.00	38.9%	8,733,981.00	56.4%	7,094,146.00	70.6%
January 15, 2018	49,202,048.75	18,980,285.00	38.6%	8,515,826.00	55.9%	6,711,872.00	69.5%
July 15, 2018	48,404,177.69	18,494,143.00	38.2%	8,297,685.00	55.4%	6,332,484.00	68.4%
January 15, 2019	47,606,306.63	18,008,035.00	37.8%	8,079,560.00	54.8%	5,955,985.00	67.3%
July 15, 2019	46,808,435.56	17,521,964.00	37.4%	7,861,450.00	54.2%	5,624,231.00	66.2%
January 15, 2020	46,010,564.50	17,035,930.00	37.0%	7,643,358.00	53.6%	5,293,942.00	65.1%
July 15, 2020	45,212,693.44	16,549,936.00	36.6%	7,425,284.00	53.0%	4,965,121.00	64.0%
January 15, 2021	44,414,822.38	16,063,985.00	36.2%	7,207,229.00	52.4%	4,565,197.00	62.7%
July 15, 2021	43,616,951.32	15,578,078.00	35.7%	6,989,194.00	51.7%	4,155,895.00	61.3%
January 15, 2022	42,819,080.26	15,092,218.00	35.2%	6,771,179.00	51.1%	4,025,773.00	60.5%
July 15, 2022	42,021,209.20	14,606,408.00	34.8%	6,553,188.00	50.4%	3,908,778.00	59.7%
January 15, 2023	41,223,338.14	14,120,651.00	34.3%	6,335,218.00	49.6%	3,711,703.00	58.6%
July 15, 2023	40,425,467.08	13,634,948.00	33.7%	6,117,275.00	48.9%	3,410,729.00	57.3%
January 15, 2024	39,627,596.02	13,149,305.00	33.2%	5,899,358.00	48.1%	0.00	0.0%
July 15, 2024	38,829,724.96	12,663,725.00	32.6%	5,681,468.00	47.2%	0.00	0.0%
January 15, 2025	38,031,853.90	12,178,211.00	32.0%	5,463,609.00	46.4%	0.00	0.0%
July 15, 2025	37,233,982.84	11,692,767.00	31.4%	5,245,781.00	45.5%	0.00	0.0%
January 15, 2026	36,436,111.77	11,207,399.00	30.8%	5,027,987.00	44.6%	0.00	0.0%
July 15, 2026	35,638,240.71	10,722,111.00	30.1%	4,810,229.00	43.6%	0.00	0.0%
January 15, 2027	34,840,369.65	10,236,909.00	29.4%	4,592,510.00	42.6%	0.00	0.0%
July 15, 2027	34,042,498.59	9,736,155.00	28.6%	4,393,610.00	41.5%	0.00	0.0%
January 15, 2028	33,244,627.53	0.00	0.0%	0.00	0.0%	0.00	0.0%

Boeing 787-8

N811AB

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$122,853,333.33	$47,913,000.00	39.0%	$21,499,000.00	56.5%	$18,674,000.00	71.7%
July 15, 2016	121,010,533.33	47,913,000.00	39.6%	21,499,000.00	57.4%	18,674,000.00	72.8%
January 15, 2017	119,167,733.33	46,807,000.00	39.3%	21,001,000.00	56.9%	17,649,000.00	71.7%
July 15, 2017	117,324,933.33	45,678,097.00	38.9%	20,494,309.00	56.4%	16,646,430.00	70.6%
January 15, 2018	115,482,133.33	44,548,628.00	38.6%	19,987,498.00	55.9%	15,753,435.00	69.5%
July 15, 2018	113,639,333.33	43,419,022.00	38.2%	19,480,621.00	55.4%	14,866,883.00	68.4%
January 15, 2019	111,796,533.33	42,289,270.00	37.8%	18,973,677.00	54.8%	13,986,772.00	67.3%
July 15, 2019	109,953,733.33	41,159,362.00	37.4%	18,466,668.00	54.2%	13,211,403.00	66.2%
January 15, 2020	108,110,933.33	40,029,292.00	37.0%	17,959,584.00	53.6%	12,439,164.00	65.1%
July 15, 2020	106,268,133.33	38,899,050.00	36.6%	17,452,423.00	53.0%	11,670,044.00	64.0%
January 15, 2021	104,425,333.33	37,768,630.00	36.2%	16,945,183.00	52.4%	10,733,404.00	62.7%
July 15, 2021	102,582,533.33	36,638,020.00	35.7%	16,437,856.00	51.7%	9,774,235.00	61.3%
January 15, 2022	100,739,733.33	35,507,210.00	35.2%	15,930,439.00	51.1%	9,471,368.00	60.5%
July 15, 2022	98,896,933.33	34,376,188.00	34.8%	15,422,929.00	50.4%	9,199,312.00	59.7%
January 15, 2023	97,054,133.33	33,244,942.00	34.3%	14,915,317.00	49.6%	8,738,645.00	58.6%
July 15, 2023	95,211,333.33	32,113,460.00	33.7%	14,407,598.00	48.9%	8,033,056.00	57.3%
January 15, 2024	93,368,533.33	30,981,727.00	33.2%	13,899,766.00	48.1%	0.00	0.0%
July 15, 2024	91,525,733.33	29,849,729.00	32.6%	13,391,815.00	47.2%	0.00	0.0%
January 15, 2025	89,682,933.33	28,717,445.00	32.0%	12,883,739.00	46.4%	0.00	0.0%
July 15, 2025	87,840,133.33	27,584,861.00	31.4%	12,375,525.00	45.5%	0.00	0.0%
January 15, 2026	85,997,333.33	26,451,957.00	30.8%	11,867,166.00	44.6%	0.00	0.0%
July 15, 2026	84,154,533.33	25,318,710.00	30.1%	11,358,656.00	43.6%	0.00	0.0%
January 15, 2027	82,311,733.33	24,185,098.00	29.4%	10,849,982.00	42.6%	0.00	0.0%
July 15, 2027	80,468,933.33	23,014,115.00	28.6%	10,385,522.00	41.5%	0.00	0.0%
January 15, 2028	78,626,133.33	0.00	0.0%	0.00	0.0%	0.00	0.0%

N812AA

		Series AA		Series A		Series B
Date	Assumed Aircraft Value	Outstanding Balance	LTV	Outstanding Balance	LTV	Outstanding Balance	LTV
At Issuance	$123,180,000.00	$48,040,000.00	39.0%	$21,557,000.00	56.5%	$18,723,000.00	71.7%
July 15, 2016	121,332,300.00	48,040,000.00	39.6%	21,557,000.00	57.4%	18,723,000.00	72.8%
January 15, 2017	119,484,600.00	46,932,000.00	39.3%	21,057,000.00	56.9%	17,695,000.00	71.7%
July 15, 2017	117,636,900.00	45,799,555.00	38.9%	20,548,804.00	56.4%	16,690,692.00	70.6%
January 15, 2018	115,789,200.00	44,667,083.00	38.6%	20,040,644.00	55.9%	15,795,323.00	69.5%
July 15, 2018	113,941,500.00	43,534,473.00	38.2%	19,532,420.00	55.4%	14,906,414.00	68.4%
January 15, 2019	112,093,800.00	42,401,717.00	37.8%	19,024,128.00	54.8%	14,023,963.00	67.3%
July 15, 2019	110,246,100.00	41,268,805.00	37.4%	18,515,770.00	54.2%	13,246,533.00	66.2%
January 15, 2020	108,398,400.00	40,135,730.00	37.0%	18,007,338.00	53.6%	12,472,240.00	65.1%
July 15, 2020	106,550,700.00	39,002,483.00	36.6%	17,498,829.00	53.0%	11,701,074.00	64.0%
January 15, 2021	104,703,000.00	37,869,057.00	36.2%	16,990,240.00	52.4%	10,761,944.00	62.7%
July 15, 2021	102,855,300.00	36,735,440.00	35.7%	16,481,565.00	51.7%	9,800,224.00	61.3%
January 15, 2022	101,007,600.00	35,601,623.00	35.2%	15,972,799.00	51.1%	9,496,552.00	60.5%
July 15, 2022	99,159,900.00	34,467,594.00	34.8%	15,463,939.00	50.4%	9,223,773.00	59.7%
January 15, 2023	97,312,200.00	33,333,341.00	34.3%	14,954,976.00	49.6%	8,761,881.00	58.6%
July 15, 2023	95,464,500.00	32,198,850.00	33.7%	14,445,907.00	48.9%	8,054,416.00	57.3%
January 15, 2024	93,616,800.00	31,064,107.00	33.2%	13,936,726.00	48.1%	0.00	0.0%
July 15, 2024	91,769,100.00	29,929,099.00	32.6%	13,427,425.00	47.2%	0.00	0.0%
January 15, 2025	89,921,400.00	28,793,805.00	32.0%	12,917,996.00	46.4%	0.00	0.0%
July 15, 2025	88,073,700.00	27,658,209.00	31.4%	12,408,431.00	45.5%	0.00	0.0%
January 15, 2026	86,226,000.00	26,522,292.00	30.8%	11,898,722.00	44.6%	0.00	0.0%
July 15, 2026	84,378,300.00	25,386,032.00	30.1%	11,388,859.00	43.6%	0.00	0.0%
January 15, 2027	82,530,600.00	24,249,406.00	29.4%	10,878,832.00	42.6%	0.00	0.0%
July 15, 2027	80,682,900.00	23,075,309.00	28.6%	10,413,137.00	41.5%	0.00	0.0%
January 15, 2028	78,835,200.00	0.00	0.0%	0.00	0.0%	0.00	0.0%

Additional Information

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Goldman, Sachs & Co. at 1-866-471-2526.